Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Bay Banks of Virginia, Inc.

Kilmarnock, Virginia

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-112947, 333-155370 and 333-189688)) and Form S-3 (No. 333-139895) of Bay Banks of Virginia, Inc. of our report dated March 28, 2014, with respect to the consolidated financial statements of Bay Banks of Virginia, Inc., which appears in the 2013 Annual Report on Form 10-K of Bay Banks of Virginia, Inc.

/s/ Dixon Hughes Goodman LLP

Asheville, North Carolina

March 28, 2014